Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our audit report on the financial statements of Western Iowa Energy, LLC as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006, in Form S-4 of REG Newco, Inc., and to the reference to our firm therein.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

August 7, 2009